                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): October 24, 2001
                                                       ----------------


                          COBRA ELECTRONICS CORPORATION
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)



            Delaware                       0-511                36-2479991
            --------                       -----                ----------
  (State or Other Jurisdiction   (Commission File Number)      (IRS Employer
        of Incorporation)                                   Identification No.)


6500 West Cortland Street, Chicago, Illinois                       60707
--------------------------------------------                       -----
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (773) 889-8870
                                                    --------------



                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.
------   ------------

               On October 24, 2001, the Board of Directors of Cobra Electronics Corporation, a Delaware corporation ("Cobra") adopted a Rights Agreement. Copies of the Rights Agreement and Cobra's press release issued on October 24, 2001 are filed as Exhibits hereto and each is incorporated by reference herein. Pursuant to the Rights Agreement, Cobra will make a dividend distribution of one preferred stock purchase right for each outstanding share of Cobra's Common Stock as of the close of business on November 5, 2001.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

(a)   Financial statements of businesses acquired:
      -------------------------------------------

      Not applicable.

(b)   Pro forma financial information:
      -------------------------------

      Not applicable.

(c)   Exhibits:
      --------

      4 Rights Agreement dated as of October 24, 2001 between Cobra and American Stock Transfer & Trust Company, as Rights Agent.

      99 Press release issued by Cobra on October 24, 2001 announcing the adoption of the Rights Agreement.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              COBRA ELECTRONICS CORPORATION



Date:  October 25, 2001                     By: /s/ Michael Smith
                                                --------------------------------
                                                Michael Smith
                                                Senior Vice President and Chief
                                                Financial Officer

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                                  EXHIBIT INDEX

                   The following exhibits are filed herewith:

Exhibit No.
------------
4 Rights Agreement dated as of October 24, 2001 between Cobra and American Stock Transfer & Trust Company, as Rights Agent.

99 Press release issued by Cobra on October 24, 2001 announcing the adoption of the Rights Agreement.